EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 2, 2007 on the financial statements of Triangle Petroleum Corporation that are included in the Form 10-KSB, which is included by reference in the Company’s Registration Statement on Post-Effective Amendment No. 1 to Form S-8 for the registration of its common stock issuable pursuant to the 2005 Incentive Stock Option Plan.

/s/ MANNING ELLIOT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

July 29, 2008